SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2002

VISUAL DATA CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	000-22849	65-0420146

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1291 SW 29 AVENUE, POMPANO BEACH, FLORIDA 33069

(Address of executive offices and Zip Code)

Registrant’s telephone number, including area code: (954)917-6655

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On January 25, 2002 Visual Data Corporation (“Visual Data”) entered into an Agreement and Plan of Merger with Media On Demand, Inc. (“MOD”) and Charles Saracino, a MOD stockholder and its president. Pursuant to the Agreement and Plan of Merger, and subject to the terms and conditions set forth therein, at the effective time of the merger transaction MOD will become a wholly-owned subsidiary of Visual Data and all outstanding shares of MOD capital stock and converted options will convert into an aggregate of 3,400,000 shares of Visual Data’s common stock. Consummation of the transaction is subject to customary conditions, including the approval of MOD’s stockholders. No consent of Visual Data’s shareholders is required to compete the merger.

     On January 25, 2002 a Voting Agreement was entered into by holders of MOD capital stock owning in excess of 51% of the outstanding shares of MOD capital stock. These MOD stockholders have agreed, subject to the conditions contained in the Voting Agreement, to vote for approval of the merger.

     A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 2.1. A copy of the Voting Agreement is attached as Exhibit 2.2. A press release announcing the execution of the Agreement and Plan of Merger was issued on January 29, 2002, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing descriptions are qualified in their entirety by reference to the full text of such exhibits.

Item 7. Financial Statements and Exhibits

     Financial Statements:

     (c)  Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization between Visual Data Corporation, Media On Demand, Inc. and Charles Saracino

2.2	Voting Agreement between Visual Data Corporation and the listed shareholders

99.1	Press release dated January 29, 2002

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Data Corporation

Date: January 29, 2002	By: /s/ RANDY S. SELMAN

Randy S. Selman, President and Chief Executive Officer

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